AMENDMENT NUMBER 10

TO THE

SUB-ADVISORY AGREEMENT

This AMENDMENT NUMBER 10 (the “Amendment”) amends that certain SUB-ADVISORY AGREEMENT, dated March 8, 2017, by and between Hartford Funds Management Company, LLC (the “Adviser”), and Wellington Management Company LLP (the “Sub-Adviser”) (the “Agreement”), and is effective as of September 30, 2024 (the “Effective Date”).

WHEREAS, the Adviser has appointed, and the Board of Trustees (the “Board”) of Hartford Funds Exchange-Traded Trust (the “Trust”) has approved the Sub-Adviser to serve as the sub-adviser of the series of the Trust listed on Schedule A (each a “Fund” and collectively, the “Funds”) to the Agreement; and

WHEREAS, the Adviser and the Sub-Adviser desire to amend Schedules A and B as set forth below; and

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 15 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached Amended and Restated Schedules A and B to the Agreement.

2.	The changes to the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WELLINGTON MANAGEMENT COMPANY LLP

By:	/s/ Desmond Havlicek
Name: Desmond Havlicek
Title: Senior Managing Director

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:	/s/ Vernon J. Meyer
Name: Vernon J. Meyer
Title: Chief Investment Officer

AMENDED AND RESTATED SCHEDULE A

List of Funds

This Amended and Restated Schedule A to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC, and Wellington Management Company LLP, dated March 8, 2017, is effective as of September 30, 2024.

Hartford Funds Exchange-Traded Trust

ON BEHALF OF:

Hartford AAA CLO ETF (formerly, Hartford Short Duration ETF)

Hartford Core Bond ETF

Hartford Large Cap Growth ETF1

Hartford Municipal Opportunities ETF

Hartford Quality Value ETF2

Hartford Strategic Income ETF (formerly, Hartford Sustainable Income ETF)3

Hartford Total Return Bond ETF

[1]	Effective November 2, 2021. Approved by written consent of the sole initial shareholder on October 29, 2021.
[2]	Effective August 8, 2023. Approved by written consent of the sole initial shareholder on August 4, 2023.
[3]	Effective September 14, 2021. Approved by written consent of the sole initial shareholder on September 14, 2021.

AMENDED AND RESTATED SCHEDULE B

Fees Paid to the Sub-Adviser

This Amended and Restated Schedule B to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC, and Wellington Management Company LLP, dated March 8, 2017, is effective as of September 30, 2024.

[REDACTED]

Fund	[REDACTED]
Hartford AAA CLO ETF (formerly, Hartford Short Duration ETF)

Fund	[REDACTED]
Hartford Core Bond ETF

Fund	[REDACTED]
Hartford Large Cap Growth ETF

Fund	[REDACTED]
Hartford Municipal Opportunities ETF

Fund	[REDACTED]
Hartford Quality Value ETF

(continued)

Fees Paid to the Sub-Adviser (continued)

Fund	[REDACTED]
Hartford Strategic Income ETF (formerly, Hartford Sustainable Income ETF)

Fund	[REDACTED]
Hartford Total Return Bond ETF

[REDACTED]

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